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                                                        Exhibit 5

                                December 29, 1995


Bearings, Inc.
3600 Euclid Avenue
Cleveland, Ohio 44115

        Re:    Registration Statement on Form S-8
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Gentlemen:

        Reference is made to your Registration Statement on Forms S-8 filed with the Securities and Exchange Commission on December 29, 1995 with respect to 100,000 shares of common stock, without par value ("Common Stock"), of Bearings, Inc. to be offered pursuant to Bearings, Inc. Supplemental Defined Contribution Plan (the "Plan"). We are familiar with the Plan, and we have examined such documents and certificates and considered such matters of law as we deemed necessary for the purpose of this opinion.

        Based upon the foregoing, we are of the opinions that the Common Stock and interests offered pursuant to the Plan, when issued in accordance with the provisions of the Plans, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statements.


                                        Respectfully submitted,


                                        /s/ Squire, Sanders & Dempsey